2001 Quarter 3


Name of portfolio: Metropolitan Series Fund, Inc. Neuberger & Berman Partners Mid Cap Value Portfolio

Name of Issuer: Sierra Pacific Resources

Date of Purchase: August 9, 2001

Underwriter from whom purchased: Merrill Lynch, Pierce, Fenner & Smith Incorporated

"Affiliated Underwriter" managing or participating in underwriting syndicate:
Neuberger Berman, LLC

Aggregate principal amount of purchase by all investment companies advised By the Adviser or Subadviser: 1,461,900

Aggregate principal amount of offering: 20,500,000

Purchase price (net of fees and expenses): $15.00

Date offering commenced: August 9, 2001

Offering price at close of first day on which any sales were made: $15.00

Commission, spread or profit: 3.75%		$0.5625/ share

The securities are part of an issue registered under the Securities Act of 1933 Which is being offered to the public.

The securities were purchased prior to the end of the first day on which Any sales were made, at a price that is not more than the price paid by each Other purchaser of securities in that offering or in any concurrent offering of The securities (except, in the case of an Eligible Foreign Offering, for any Rights to purchase that are required by law to be granted to existing security Holders of the issuer).

The underwriting was a firm commitment underwriting.

The commission, spread or profit was reasonable and fair in relation to that Being received by others for underwriting similar securities during the same Period (see Attachment for comparison of spread with comparable recent offerings).

The issuer of the securities, except for Eligible Municipal Securities, and its Predecessors have been in continous operation for not less than three years.

The amount of the securities, other than those sold in an Eligible
Rule 144A Offering (see below), purchased by all of the investment companies Advised by the Adviser did not exceed 25% of the principal amount of the offering.

No affiliated underwriter of the Trust was a direct or indirect participant in or beneficiary of the sale.

Information has or will be timely supplied to the appropriate officer of the Trust for inclusion on SEC Form N-SAR and quarterly reports to the Trustees.



2001 Quarter 4

Name of portfolio: Metropolitan Series Fund, Inc. Neuberger & Berman Partners Mid Cap Value Portfolio

Name of Issuer: Principal Financial Group, Inc.

Date of Purchase: October 22, 2001

Underwriter from whom purchased: Goldman, Sachs & Co.

"Affiliated Underwriter" managing or participating in underwriting syndicate:
Neuberger Berman, LLC

Aggregate principal amount of purchase by all investment companies advised By the Adviser or Subadviser: 744,800

Aggregate principal amount of offering: 100,000,000

Purchase price (net of fees and expenses): $18.50

Date offering commenced: October 22, 2001

Offering price at close of first day on which any sales were made: $18.50

Commission, spread or profit: 4.35%		$0.805/share

The securities are part of an issue registered under the Securities Act of 1933 Which is being offered to the public.

The securities were purchased prior to the end of the first day on which Any sales were made, at a price that is not more than the price paid by each Other purchaser of securities in that offering or in any concurrent offering of The securities (except, in the case of an Eligible Foreign Offering, for any Rights to purchase that are required by law to be granted to existing security Holders of the issuer).

The underwriting was a firm commitment underwriting.

The commission, spread or profit was reasonable and fair in relation to that Being received by others for underwriting similar securities during the same Period (see Attachment for comparison of spread with comparable recent offerings).

The issuer of the securities, except for Eligible Municipal Securities, and its Predecessors have been in continous operation for not less than three years.

The amount of the securities, other than those sold in an Eligible
Rule 144A Offering (see below), purchased by all of the investment companies Advised by the Adviser did not exceed 25% of the principal amount of the offering.

No affiliated underwriter of the Trust was a direct or indirect participant in or beneficiary of the sale.

Information has or will be timely supplied to the appropriate officer of the Trust for inclusion on SEC Form N-SAR and quarterly reports to the Trustees.